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                                                                   EXHIBIT 10.1

                             DURA PHARMACEUTICALS, INC.

                               1992 STOCK OPTION PLAN
                       AS AMENDED AND RESTATED MARCH 3, 1999
                       -------------------------------------
                                    ARTICLE ONE

                                 GENERAL PROVISIONS

I.   PURPOSE OF THE PLAN

          A. IMPLEMENTATION. This 1992 Stock Option Plan ("Plan") was implemented as of December 9, 1992 ("Effective Date"), to enable Dura Pharmaceuticals, Inc. ("Company") to grant options to the following eligible individuals ("Eligible Individuals") in order to attract them and to retain their services: (a) key employees (including officers and directors) of the Company or its subsidiaries or any parent corporation who are primarily responsible for the management, growth and financial success of the Company or its subsidiaries, (b) non-employee members of the Board of Directors ("Board") of the Company or any of its subsidiaries, and (c) consultants and independent contractors who perform valuable services for the Company or its subsidiaries.

          B. SUCCESSOR PLAN. This Plan is a successor to the Company Stock Option Plan that was adopted by the Board in 1983 ("1983 Plan"). No further option grants (including, but not limited to automatic option grants) will be made under the 1983 Plan on and after the Effective Date of this Plan. All options outstanding under the 1983 Plan on the Effective Date have been incorporated into this Plan and will be treated as outstanding options under this Plan. Each outstanding option so incorporated will continue to be governed solely by the express terms and conditions of the instruments evidencing such grant. No provision of this Plan will be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of the Company's Common Stock under the terms of the incorporated options.

II.  ADMINISTRATION OF THE PLAN

          A. COMMITTEE. The Plan will be administered by the Board of Directors or by a committee or committees appointed by the Board, and consisting of two or more members of the Board. The Board may delegate the responsibility for administration of the Plan with respect to designated classes of optionees to different committees, subject to such limitations as the Board deems appropriate. With respect to any matter, the term "Committee," when used in this Plan, will refer to the committee that has been delegated authority with respect to such matter. Members of a committee will serve for such term as the Board may determine, and will be subject to removal by the Board at any time.

          B. SECTION 16(b) COMMITTEE. Notwithstanding any other provision of this Agreement, each grant of an option or other transaction between the Company and any Section 16 Insider shall be valid and enforceable only if approved by the Board of Directors or by a committee composed exclusively of two or more Non-Employee Directors. For this

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purpose, a "Section 16 Insider" shall mean an officer or director of the
Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act, and a Non-Employee Director shall have the meaning set forth in Rule 16b-3(b)(3).

          C. AUTHORITY. Any Committee will have full authority to administer the Plan within the scope of its delegated responsibilities, including authority to interpret and construe any relevant provision of the Plan, to adopt such rules and regulations as it may deem necessary, and to determine the terms of grants made under the Plan (which need not be identical). Decisions of a Committee made within the discretion delegated to it by the Board will be final and binding on all persons.

III. STOCK SUBJECT TO THE PLAN

          A. NUMBER OF SHARES. Shares of the Company's Common Stock available for issuance under the Plan shall be drawn from either the Company's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Company on the open market. The maximum number of shares of Common Stock that may be issued over the term of the Plan shall not exceed 10,107,360 shares, subject to adjustment from time to time in accordance with the provisions of this Section. To the extent one or more outstanding options under the 1983 Plan that have been incorporated into this Plan are subsequently exercised, the number of shares issued with respect to each such option will reduce, on a share-for-share basis, the number of shares available for issuance under this Plan.

          B. EXPIRED OPTIONS. Should an outstanding option under this Plan (including any outstanding option under the 1983 Plan incorporated into this Plan) expire or terminate for any reason prior to exercise in full (including any option cancelled in accordance with the cancellation-regrant provisions of this Plan), the shares subject to the portion of the option not so exercised will be available for subsequent option grant under this Plan. Shares subject to any option or portion thereof cancelled in accordance with the stock appreciation (or limited stock appreciation) rights provisions of this Plan will not be available for subsequent option grant under the Plan.

          C. ADJUSTMENTS. If any change is made to the Common Stock issuable under the Plan (including Common Stock issuable under an Automatic Option Grant) by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, then appropriate adjustments will be made to (i) the number and/or class of shares issuable under the Plan, (ii) the number and/or class of shares and price per share in effect under each outstanding option under the Plan, (iii) the maximum number and/or class of shares for which any one participant may be granted stock options and separately exercisable stock appreciation rights in any fiscal year or over the term of the Plan and (iv) the number and/or class of shares and price per share in effect under each outstanding option incorporated into this Plan from the 1983 Plan. The purpose of these adjustments will be to preclude the enlargement or dilution of rights and benefits under the options.


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                                    ARTICLE TWO

                             STANDARD OPTION PROVISIONS

I.   TERMS AND CONDITIONS OF OPTIONS

          A.   COMMITTEE DISCRETION.

               (1) Except as provided under the Automatic Option Grant provisions of this Plan, the Committee will have full authority to determine which Eligible Individuals are to receive option grants under the Plan, the number of shares to be governed by each such grant, whether the option is to be an incentive stock option ("Incentive Option") that satisfies the requirements of Section 422 of the Internal Revenue Code or a non-qualified option not intended to satisfy such requirements ("Non-Qualified Option"), the time or times at which each such option is to become exercisable, and the maximum term for which the option is to remain outstanding.

               (2) Notwithstanding any other provision of this Plan, no individual shall be granted stock options or separately exercisable stock appreciation rights for more than 400,000 shares in the aggregate in any fiscal year or for more than 1,500,000 shares in the aggregate over the lifetime of the Plan.

          B. TERM. No option granted under the Plan will be exercisable after the expiration of 10 years from the date the option was granted.

          C. PRICE. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than 100% percent of the Fair Market Value per share of Common Stock on the option grant date, provided that the Plan Administrator may fix the exercise price at less than 100% if the optionee, at the time of the option grant, shall have made a payment to the Company (including payment made by means of an agreed salary reduction) equal to the excess of the Fair Market Value of the Common Stock on the option grant date over such exercise price.

          D. EXERCISE AND PAYMENT. After any option granted under the Plan becomes exercisable, it may be exercised by notice to the Company at any time prior to the termination of such option. The option price will be payable in full in cash or check made payable to the Company; provided, however, that the Committee may, either at the time the option is granted or at the time it is exercised and subject to such limitations as it may determine, authorize payment of all or a portion of the option price in one or more of the following alternative forms:

               (1) a promissory note authorized pursuant to Section IV of this Article; or

               (2) full payment in shares of Common Stock valued as of the exercise date and held for the requisite period to avoid a charge to the Company's earnings; or

               (3) full payment through a sale and remittance procedure under which the option holder delivers a properly executed exercise notice together with irrevocable instructions


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to a broker to promptly deliver to the Company the amount of sale proceeds to pay the option prices.

          For purposes of Subparagraphs (1) and (3) immediately above, the Exercise Date shall be the date on which written notice of the exercise of the option is delivered to the Company. In all other cases, the Exercise Date will be the date on which written notice and actual payment is received by the Company.

          The sale and remittance procedure authorized for the exercise of outstanding options under this Plan shall be available for all options granted under this Plan on or after the Effective Date and for all non-qualified options outstanding under the 1983 Plan and incorporated into this Plan. The Plan Administrator may also allow such procedure to be utilized in connection with one or more disqualifying dispositions of Incentive Option shares effected after the Effective Date, whether such Incentive Options were granted under this Plan or the 1983 Stock Option Plan.

          E. SHAREHOLDER RIGHTS. An option holder will have no shareholder rights with respect to any shares covered by an option (including an Automatic Option Grant) prior to the Exercise Date of the option, as defined in the immediately preceding Paragraph and in the Automatic Option Grant provisions of Section II of Article Three of this Plan.

          F. SEPARATION FROM SERVICE. The Committee will determine whether options will continue to be exercisable, and the terms of such exercise, on and after the date that an optionee ceases to be employed by, or to provide services to, the Company or its subsidiaries provided, however, that in no event will an option be exercisable after the specified expiration date of the option term. The date of termination of an optionee's employment or services will be determined by the Committee, which determination will be final.

          G. INCENTIVE OPTIONS. Options granted under the Plan that are intended to be Incentive Options will be subject to the following additional terms:

               (1) DOLLAR LIMITATION. The aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee after December 31, 1986 under this Plan (or any other option plan of the Company or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of $100,000. To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted.

               (2) 10% SHAREHOLDER. If any employee to whom an Incentive Option is to be granted pursuant to the provisions of the Plan is, on the date of grant, the owner of stock (determined with application of the ownership attribution rules of Section 424(d) of the Internal Revenue Code) possessing more than 10% of the total combined voting power of all classes of stock of his or her employer corporation or of its parent or subsidiary corporation ("10%


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Shareholder"), then the following special provisions will apply to the option granted to such individual:

                    (i) The option price per share of the stock subject to such Incentive Option will not be less than 110% of the Fair Market Value of the option shares on the date of grant; and

                    (ii) The option will not have a term in excess of 5 years from the date of grant.

               (3) PARENT AND SUBSIDIARY. For purposes of this Section, "parent corporation" and "subsidiary corporation" will have the meaning attributed to those terms, as they are used in Section 422(b) of the Internal Revenue Code.

               (4) EMPLOYEES. Incentive Options may only be granted to employees of the Company or its subsidiaries.

          H. FAIR MARKET VALUE. For all purposes under this Plan (including, but not limited to Automatic Option Grants) the fair market value per share of Common Stock on any relevant date under the Plan ("Fair Market Value") will be determined as follows:

               (1) If the Common Stock is not at the time listed or admitted to trading on any national stock exchange but is traded in the over-the-counter market, the fair market value will be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) per share of Common Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers on the Nasdaq National Market. If there are no reported bid and asked prices (or closing selling price) for the Common Stock on the date in question, then the mean between the highest bid price and lowest asked price (or the closing selling price) on the last preceding date for which such quotations exist will be determinative of fair market value.

               (2) If the Common Stock is at the time listed or admitted to trading on any national stock exchange, then the fair market value will be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Committee to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the fair market value will be the closing selling price on the exchange on the last preceding date for which such quotation exists.

               (3) If the Common Stock is at the time neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then the fair market value will be determined by the Committee after taking into account such factors as the Committee shall deem appropriate.

          I. LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, a Non-Qualified Option may be assigned in whole or in part during the


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Optionee's lifetime.  The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

II.  STOCK APPRECIATION RIGHTS

          If, and only if the Committee, in its discretion, elects to implement an option surrender program under the Plan, one or more option holders may, upon such terms as the Committee may establish at the time of the option grant or at any time thereafter, be granted the right to surrender all or part of an unexercised option in exchange for a distribution equal in amount to the excess of (i) the Fair Market Value (at date of surrender) of the shares for which the surrendered option or portion thereof is at the time exercisable over (ii) the aggregate option price payable for such shares.
The distribution to which an option holder becomes entitled under this Section may be made in shares of Common Stock, valued at Fair Market Value at the date of surrender, in cash, or partly in shares and partly in cash, as the Committee, in its sole discretion, deems appropriate.

III. CORPORATE TRANSACTION/CHANGE OF CONTROL/HOSTILE TAKEOVER

          A. CORPORATE TRANSACTION. In the event of any of the following transactions ("Corporate Transaction"):

               (1) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state of the Company's incorporation,

               (2) the sale, transfer or other disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company,

               (3) any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different from those who held such securities immediately prior to such merger, or

               (4) an acquisition by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by or is under common control with, the Company) of ownership of more than fifty percent (50%) of the Company's outstanding Common Stock, pursuant to a tender or exchange offer, the exercisability of each option at the time outstanding under this Article Two shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. Upon the consummation of the Corporate Transaction, all outstanding options under this Article Two shall terminate and cease to be outstanding.


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          B.   HOSTILE TAKEOVER.  One or more officers of the Company subject to the short-swing profit restrictions of the Federal securities laws may, in the Committee's sole discretion, be granted, in tandem with their outstanding options, limited stock appreciation rights as described below. In addition all Automatic Option Grants under this Plan will be made in tandem with limited stock appreciation rights as described below.

               (1) Upon the occurrence of a Hostile Takeover, each outstanding option with such a limited stock appreciation right in effect for at least six (6) months will automatically be cancelled in return for a cash distribution from the Company in an amount equal to the excess of (i) the Takeover Price (defined below) of the shares of Common Stock at the time subject to the cancelled option (whether or not the option is otherwise at the time exercisable for such shares) over (ii) the aggregate exercise price payable for such shares. The cash distribution payable upon such cancellation shall be made within five (5) days following the consummation of the Hostile Takeover. Neither the approval of the Committee nor the consent of the Board shall be required in connection with such option cancellation and cash distribution.

               (2) For purposes of the limited stock appreciation rights described above, the following definitions shall be in effect:

                    (i) A Hostile Takeover shall be deemed to occur upon the acquisition by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of ownership of more than 50% of the Company's outstanding Common Stock (excluding the Common Stock holdings of officers and directors of the Company who participate in this
Plan) pursuant to a tender or exchange offer which the Board does not recommend the Company's shareholders accept.

                    (ii) The Takeover Price per share shall be deemed to be equal to the greater of (a) the Fair Market Value per share on the date of cancellation, or (b) the highest reported price per share paid in effecting the Hostile Takeover. However, if the cancelled option is an Incentive Option, the Takeover Price shall not exceed the clause (a) price per share.

          C. COMPANY RIGHTS. The grant of options (including Automatic Option Grants) under this Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.  LOANS OR GUARANTEE OF LOANS

          The Committee may assist any optionee (including any officer) in the exercise of one or more outstanding options under this Article by (a) authorizing the extension of a loan to such optionee from the Company, (b) permitting the optionee to pay the option price for the purchased Common Stock in installments over a period of years or (c) authorizing a guarantee by the Company of a third-party loan to the optionee. The terms of any loan, installment method of payment or guarantee (including the interest rate and terms of repayment) will be established by the Committee in its sole discretion. Loans, installment payments and guarantees may be


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granted without security or collateral (other than to optionees who are consultants or independent contractors, in which event the loan must be adequately secured by collateral other than the purchased shares), but the maximum credit available to the optionee shall not exceed the sum of (i) the aggregate option price (less par value) of the purchased shares plus (ii) any federal and state income and employment tax liability incurred by the optionee in connection with the exercise of the option. Automatic Option Grants will not be subject to these loan and loan guarantee provisions.

V.   CANCELLATION AND REGRANT OF OPTIONS

          The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, the cancellation of any or all outstanding options under this Article (including outstanding options under the 1983 Plan incorporated into this Plan) and to grant in substitution new options under the Plan covering the same or different numbers of shares of Common Stock but having an option price per share not less than 100% of the fair market value of the Common Stock on the new grant date. Automatic Option Grants will not be subject to these cancellation and regrant provisions.

VI.  REPURCHASE RIGHTS

          The Committee may in its discretion determine that it shall be a term and condition of one or more options exercised under the Plan that the Company (or its assigns) shall have the right, exercisable upon the optionee's separation from service with the Company and its subsidiaries, to repurchase any or all of the shares of Common Stock previously acquired by the optionee upon the exercise of such option. Any such repurchase right shall be exercisable upon such terms and conditions (including the establishment of the appropriate vesting schedule and other provisions for the expiration of such right in one or more installments) as the Committee may specify in the instrument evidencing such right. The Committee shall also have full power and authority to provide for the automatic termination of these repurchase rights, in whole or in part, and thereby accelerate the vesting of any or all of the purchased shares.


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                                   ARTICLE THREE

                           AUTOMATIC OPTION GRANT PROGRAM

          The provisions of this Article Three reflect the amendments to the Automatic Option Grant Program authorized by the Board on March 3, 1999, subject to stockholder approval at the 1999 Annual Meeting.

I.   GRANTS

          A. AUTOMATIC OPTION GRANTS. Non-employee members of the Board will automatically be granted Non-Qualified Options to purchase the number of shares of Common Stock set forth below (subject to adjustment under Section III(D) of Article One of this Plan) on the dates and pursuant to the terms set forth below ("Automatic Option Grants").

          B. CONTINUING DIRECTORS. On the date of each Annual Stockholders Meeting, beginning with the Annual Meeting in calendar year 2000, each continuing non-employee member of the Board will receive an Automatic Option Grant to purchase 6,000 shares of Common Stock; provided, however, that an individual who has not served as a non-employee member of the Board for the immediately preceding 180 days will not receive such a grant.(1)

          C. NEW DIRECTORS. Each individual person who is first elected or appointed as a non-employee member of the Board on or after May 20, 1999 will receive, on the effective date of such initial election or appointment, an Automatic Option Grant to purchase 15,000 shares of Common Stock.(2)

          D. SPECIAL OPTION GRANT. Each individual serving as a non-employee Board member on May 20, 1999 shall receive at that time a one-time Automatic Option Grant for 15,000 shares. Such grant shall be in substitution for the Automatic Option Grant which would otherwise be made to such individual at the 1999 Annual Stockholders Meeting pursuant to the provisions of Section I(B) of this Article Three.

II.  TERMS

          The terms applicable to each Automatic Option Grant will be as follows:

          A. PRICE. The option price per share will be equal to 100% of the Fair Market Value of a share of Common Stock on the date of grant.

-------------------
     (1) The reduction in the number of shares subject to this grant from 8,000 to 6,000 shares was authorized by the Board on March 3, 1999, subject to stockholder approval at the 1999 Annual Meeting. If so approved, this change shall become effective as of the Annual Meeting in calendar year 2000.

     (2) The reduction in the number of shares subject to this grant from 30,000 to 15,000 shares was authorized by the Board on March 3, 1999, subject to stockholder approval at the 1999 Annual Meeting. If so approved, this change shall become effective on May 20, 1999.

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

          B. OPTION TERM. Each Automatic Option Grant will have a maximum term of 10 years measured from the automatic grant date.

          C. EXERCISABILITY. Each Automatic Option Grant will become exercisable for all Automatic Option Grant shares one (1) year after the automatic grant date, provided the optionee continues to serve as a Board member throughout that one (1)-year period.

          D. PAYMENT. Upon exercise of the option, the option price for the purchased shares will become payable immediately in one or more of the following alternative forms: cash, shares of Common Stock held for the requisite period to avoid a charge to the Company's reported earnings and valued at Fair Market Value on the Exercise Date (as defined below), or pursuant to a sale and remittance procedure under which the option holder delivers a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds to pay the option price. For these purposes, the Exercise Date shall be the date on which written notice of the exercise of the option is delivered to the Company. Except to the extent the sale and remittance procedure specified above is utilized for the exercise of the option, payment of the exercise price for the purchased shares must accompany the notice.

          E.   EFFECT OF TERMINATION OF BOARD MEMBERSHIP.

               (1) Should the optionee cease to be a Board member for any reason (other than death) while holding one or more Automatic Option Grants, then the optionee will have 6 months following the date of such cessation of Board membership in which to exercise each such option for any or all of the shares of Common Stock for which the option is exercisable at the time Board membership ceases; provided however, that in no event may such an option be exercised after the expiration of its 10-year term.

               (2) Should the optionee die while holding one or more Automatic Option Grants, then each such option may subsequently be exercised, for any or all of the shares of Common Stock for which the option is exercisable at the time of the optionee's death, by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution following optionee's death. Any such exercise must, however, occur before the earlier of (i) the expiration of the option's 10-year term, or (ii) 12 months after the date of the optionee's death.

          F. ACCELERATION. Automatic Option Grants will be subject to acceleration and termination in the event of a Corporate Transaction as described in Article Two, Section III(A) of this Plan.

          G. HOSTILE TAKEOVER. Automatic Option Grants will be granted in tandem with limited stock appreciation rights, as described in the Hostile Takeover provisions contained in Article Two, Section III(B) of this Plan.


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                                    ARTICLE FOUR

                                   MISCELLANEOUS

I.   AMENDMENT OF THE PLAN

          A. GENERAL RULES. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever. However, no such amendment or modification shall, without the consent of the option holders, adversely affect rights and obligations with respect to options at the time outstanding under the Plan. In addition, certain amendments may be made conditional on first having obtained stockholder approval if required by the Board or pursuant to any applicable laws or regulations.

          B. AUTOMATIC OPTION GRANTS. Amendment of the Automatic Option Grant provisions of this Plan is subject to the requirements outlined above. In addition, the Automatic Option Grant provisions of this Plan may not be amended more than once every 6 months, other than to comport with changes in the Internal Revenue Code or rules thereunder.

          C. AMENDMENT OF OPTIONS. The Committee shall have full power and authority to modify or waive any or all of the terms, conditions or restrictions applicable to any outstanding option, to the extent not inconsistent with the Plan; provided, however, that no such modification or waiver shall (1) without the consent of the option holder, adversely affect the holder's rights thereunder or (2) affect any outstanding option granted pursuant to the Automatic Option Grant provisions of this Plan except to the extent necessary to conform to any amendment to this Plan.

II.  TAX WITHHOLDING

          A. OBLIGATION. The Company's obligation to deliver shares or cash upon the exercise of stock options or stock appreciation rights granted under the Plan is subject to the satisfaction of all applicable Federal, State and local income and employment tax withholding requirements.

          B. STOCK WITHHOLDING. The Plan Administrator may, in its discretion and upon such terms and conditions as it may deem appropriate (including the applicable safe-harbor provisions of SEC Rule 16b-3) provide any or all holders of outstanding option grants under the Plan with the election to have the Company withhold, from the shares of Common Stock otherwise issuable upon the exercise of such options, one or more of such shares with an aggregate fair market value equal to the designated percentage (any multiple of 5% specified by the optionee) of the Federal and State income and employment withholding taxes ("Withholding Taxes") incurred in connection with the acquisition of such shares. In lieu of such direct withholding, one or more optionees may also be granted the right to deliver shares of Common Stock to the Company in satisfaction of such Withholding Taxes. The withheld or delivered shares shall be valued at the Fair Market Value on the applicable determination date for such Taxes or such other date required by the applicable safe-harbor provisions of SEC Rule 16b-3.


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III. EFFECTIVE DATE AND TERM OF PLAN

          A. IMPLEMENTATION. This Plan, as successor to the Company's 1983 Stock Option Plan, became effective as of the Effective Date, and no further option grants shall be made under the 1983 Plan on or after the Effective Date of this Plan. The Plan was amended on March 3, 1999 (the "1999 Amendment") to effect the following changes: (i) increase the number of shares of Common Stock available for issuance by an additional 1,500,000 shares, (ii) reduce the number of shares of Common Stock for which an Automatic Option Grant is to be made to a newly-elected or appointed non-employee Board member under Section I(C) of Article Three from 30,000 shares to 15,000 shares, effective May 20, 1999, (iii) reduce the number of shares of Common Stock for which an Automatic Option Grant is to be made on an annual basis to each continuing non-employee Board member under Section I(B) of Article Three from 8,000 shares to 6,000 shares, effective as of the calendar year 2000 Annual Stockholders Meeting, and (iv) effect a one-time Automatic Option Grant of 15,000 shares to each individual serving as a non-employee Board member on May 20, 1999 pursuant to Section I(D) of Article Three. The 1999 Amendment is subject to stockholder approval at the 1999 Annual Meeting, and no option grants made on the basis of the share increase authorized by that amendment shall become exercisable in whole or in part unless and until the 1999 Amendment is approved by the stockholders. Should such stockholder approval not be obtained at the 1999 Annual Meeting, then the 1,500,000 share increase shall not be implemented, and none of the revisions to the Automatic Option Grant Program under Article Three shall become effective. Subject to the foregoing limitations, options may be granted under the Plan at any time before the date fixed herein for the termination of the Plan.

          B. TERMINATION. Unless sooner terminated due to a Corporate Transaction or a Change in Control, the Plan will terminate upon the earlier of (i) December 8, 2002, or (ii) the date on which all shares available for issuance under the Plan have been issued or cancelled pursuant to exercise, surrender or cash-out of options. If the date of termination is determined under clause (i) above, then options outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing those options.

          C. ADDITIONAL SHARES. Options to purchase shares of Common Stock may be granted under the Plan which are in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued are held in escrow until shareholder approval is obtained for a sufficient increase in the number of shares available for issuance under the Plan. If such shareholder approval is not obtained within twelve (12) months after the date the first such excess option grants are made, then (i) any unexercised excess options shall terminate and cease to be exercisable and (ii) the Corporation shall promptly refund the purchase price paid for any excess shares actually issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow.

IV.  USE OF PROCEEDS

          Any cash proceeds received by the Company from the sale of shares pursuant to options granted under the Plan shall be used for general corporate purposes.


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

V.   REGULATORY APPROVALS

          The implementation of the Plan, the granting of any option under the Plan, and the issuance of stock upon the exercise or surrender of any such option shall be subject to the procurement by the Company of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the stock issued pursuant to it.

VI.  NO EMPLOYMENT/SERVICE RIGHTS

          Neither the establishment of this Plan, nor any action taken under the terms of this Plan, nor any provision of this Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Company (or any parent or subsidiary corporation) for any period of specific duration, and the Company (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual's employment or service at any time and for any reason, with or without cause.





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